Exhibit 99.1

To my fellow shareholders:

Fiscal year 2008 has been a very challenging year for Innovex and came on the heels of several years of transition. We have been able to meet some of these challenges while maintaining our position as one of the premier suppliers of flexible interconnect circuits in the world. We are now one of the top suppliers for each of the world’s three largest Hard Disk Drive (HDD) companies as well as for one of the largest Flat Panel Display (FPD) companies. Our most recently qualified new HDD customer’s business grew significantly in the fourth quarter allowing it to become one of our four major customers.

The flexible interconnect circuit market continues to expand and bring about new opportunities as more applications require smaller and thinner outlines with unusual shapes. This is very positive for the long term outlook of our business. The short term outlook is not quite so rosy as the overall demand for consumer applications is being severely hampered by the current worldwide economic slow down. I do not expect any immediate or short term relief, as the impact seems to be in all segments of business and all areas around the globe. While there is never a good time for a global slowdown, it is disappointing that it hit just as we were making significant progress in growing our core flex business, having ended the year with [revenue] growth of greater than 25% quarter-over-quarter for the last two consecutive quarters of the year.

We continue to execute on our refocused sales effort — expanding the customer base and our breadth of applications. This effort has resulted in a significant number of new opportunities within new markets. We have been qualified with two new customers that are just beginning the supply of smart cards. This is potentially a very large business opportunity and being involved at the beginning of the product development has Innovex positioned well to grow along with this new market. Other applications such as medical devices, hearing aides, digital still cameras, printers and chip packaging products are also actively being developed and represent growth opportunity that is not quite so dependent upon the worldwide economic environment. We continue to dedicate our efforts to bring these new products into volume production providing additional market diversification and breadth of customers.

Innovex continues to be one of only a few flexible interconnect circuit companies that can provide the leading edge technology required for volume fine line and microvia processing. This will allow us to participate in the next generation of new applications which will facilitate the expansion of flexible circuits demand in years to come.

Innovex was able to achieve several significant milestones during fiscal year 2008. Core flex circuit business, excluding FSA product which went end of life in the second quarter of fiscal year 2008, grew 40% year over year. Debt was restructured with our Thai banking partners to provide an additional $12 million of working capital in fiscal year 2008 and 2009. Final restructuring activities were executed providing additional improvement in our fixed cost structure, increasing competitiveness and further reducing our breakeven point. Customer and supplier payment terms were improved, also providing incremental working capital. We are proud of these accomplishments but disappointed we could not generate more new customer business and production volume to diversify our markets and major customer exposure.  Despite our achievements, these tough circumstances have resulted in a conclusion by our auditor that there is substantial doubt regarding our ability to continue as a going concern.

The current worldwide economic downturn is going to make fiscal year 2009 a real challenge. Our major customers are facing smaller available markets as well as increased price pressure. Customers looking to penetrate new markets are seeing an overall reluctance to commit to those new opportunities. Innovex is positioned about as well as we could be with our current cost structure and overall strong quality and service rating. During fiscal year 2009, we are looking to increase market share at our major customers while diversifying into several other markets with new customers. This is the key to our survival in fiscal year 2009 and success in the years beyond.

How fiscal year 2009 plays out is very dependent on the significance of the worldwide economic down turn in relation to our ability to grow market share and penetrate new business. Our management team and employees commit to you, our shareholders, that we will be diligently providing our customers, both current and new prospects, with quality product and service to maximize our opportunities.

/s/Terry M. Dauenhauer__________
Terry M. Dauenhauer
President and Chief Executive Officer